SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 15, 2017

Drone Guarder, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-55766	39-2079422
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1700 Montgomery Street, Suite 101 San Francisco, CA	94111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 415-835-9463

______________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

The information set forth in Item 5.02 is incorporated into this Item 1.01 by reference.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective May 15, 2017, Jorgen Frederiksen resigned as our CEO, and was appointed as our COO. On the same day, Adam Taylor resigned as our COO, and was appointed as our CEO.

The employment history for Mr. Frederiksen is contained in our annual report on Form 10-K filed with the SEC on April 25, 2017 and is incorporated herein by reference.

The employment history for Mr. Taylor is contained in our current report on Form 8-K filed with the SEC on May 3, 2017 and is incorporated herein by reference.

There are no family relationships between Mr. Taylor, Mr. Frederiksen and any of our directors or executive officers.

Effective May 3, 2017, we entered into an employment agreement with Taylor to serve as our COO. Under the agreement, we agreed to compensate Taylor $36,000 annually and provide him with 10 million shares of common stock, if we renew after the first year. The agreement has been amended to reflect Mr. Taylor as our CEO. No other amendments were made.

Aside from above, neither Mr. Taylor nor Mr. Frederiksen has had any material direct or indirect interest in any of our transactions or proposed transactions over the last two years.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Drone Guarder, Inc.

/s/ Jorgen Frederiksen

Jorgen Frederiksen

Chief Executive Officer

Date: May 15, 2017

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